UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry Into a Material Definitive Agreement.

On August 31, 2020, Wayside Technology Group, Inc. and certain of its wholly owned subsidiaries (collectively, the “Company”), entered into an amendment to the Company’s existing $20,000,000 revolving credit facility (the “Amended Credit Facility”) with Citibank N.A. (“Citibank”) pursuant to a First Amendment to Second Amended and Restated Revolving Credit Loan Agreement and Other Loan Documents (the “Amended Loan Agreement”) and First Allonge to Second Amended and Restated Revolving Credit Loan Note (the “Amended Note”). The Amended Credit Facility, which will continue to be used for working capital and general corporate purposes, amends the maturity date to June 30, 2023, at which time the Company must pay all outstanding principal of all outstanding loans plus all accrued and unpaid interest, and any interest, fees, costs and expenses, if any. In addition, the Company will continue to pay regular monthly payments of all accrued and unpaid interest.

The interest rate for any borrowings under the Amended Credit Facility is subject to change from time to time based on the changes in the LIBOR Rate, as defined in the Amended Loan Agreement (the “Index”).  Interest on the unpaid principal balance of the Amended Note will be calculated using a rate of 1.75 percentage points over the Index.  If the Index becomes unavailable during the term of the Amended Credit Facility, interest will be based upon the Benchmark Replacement (as defined in the Amended Loan Agreement) after notifying the Company.  The Amended Credit Facility is secured by the assets of the Company and there have been no changes to existing affirmative and negative covenants.

The foregoing description of the Amended Loan Agreement and Amended Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Loan Agreement and Amended Note, copies of which are attached as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits:

10.1

First Amendment to Second Amended and Restated Revolving Credit Loan Agreement and Other Loan Documents, dated August 31, 2020, by and among Wayside Technology Group, Inc., Climb Channel Solutions, Inc., f/k/a Lifeboat Distribution, Inc., TechXtend, Inc., Programmer’s Paradise, Inc., ISP International Software Partners, Inc., and Interwork Technologies Inc., as Co-Borrowers, and Citibank, N.A., as Lender

10.2

First Allonge to Second Amended and Restated Revolving Credit Loan Note, dated August 31, 2020, by and among Wayside Technology Group, Inc., Climb Channel Solutions, Inc., f/k/a Lifeboat Distribution, Inc., TechXtend, Inc., Programmer’s Paradise, Inc., ISP International Software Partners, Inc., and Interwork Technologies Inc., as Co-Borrowers, and Citibank, N.A., as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date: September 2, 2020	By:	/s/ Michael Vesey
Michael Vesey, Vice President and Chief Financial Officer